                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                TEKTRONIX, INC.
               OFFER TO PURCHASE FOR CASH 7,954,545 SHARES OF ITS
                     COMMON STOCK (INCLUDING THE ASSOCIATED
                        PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $44.00
                         NOR LESS THAN $39.00 PER SHARE

    As set forth in Section 3 of the Offer to Purchase dated January 26, 2000 (the "Offer to Purchase"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

    (a) certificates representing shares of Common Stock (the "Shares"), including the associated Rights (as defined below), of Tektronix, Inc., an Oregon corporation (the "Company"), are not immediately available; or

    (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

    (c) time will not permit a duly executed Letter of Transmittal (or manually signed facsimile thereof) or other required documents to reach the Depositary referred to below before the Expiration Date (as defined in Section 1 of the Offer to Purchase referred to below).

    This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary by the Expiration Date (as defined in Section 1 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                    BY MAIL:                                  FACSIMILE TRANSMISSION:
           Reorganization Department                               (201) 296-4293
                 P.O. Box 3301
           South Hackensack, NJ 07606                     (for Eligible Institutions Only)
                                                               Confirm by Telephone:
                                                                   (201) 296-4860

                    BY HAND:                                   BY OVERNIGHT COURIER:
           Reorganization Department                         Reorganization Department
                  120 Broadway                                   85 Challenger Road
                   13th Floor                                     Mail Stop--Reorg
               New York, NY 10271                            Ridgefield Park, NJ 07660

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE OF THOSE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

    This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to the Company at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, 7,954,545 Shares including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 16, 1990 between the Company and ChaseMellon Shareholder Services, L.L.C. Unless the context requires otherwise, all references to Shares herein include the Rights.

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
                     (EXCEPT AS OTHERWISE PROVIDED HEREIN),
                      THERE IS NO PROPER TENDER OF SHARES.

                                                 PRICE (IN DOLLARS) PER SHARE AT
                                                 WHICH SHARES ARE BEING TENDERED
/ /        $39.00           / /  $40.00           / /  $41.00           / /  $42.00           / /  $43.00           / /   $44.00
/ /         39.125          / /   40.125          / /   41.125          / /   42.125          / /   43.125
/ /         39.25           / /   40.25           / /   41.25           / /   42.25           / /   43.25
/ /         39.375          / /   40.375          / /   41.375          / /   42.375          / /   43.375
/ /         39.50           / /   40.50           / /   41.50           / /   42.50           / /   43.50
/ /         39.625          / /   40.625          / /   41.625          / /   42.625          / /   43.625
/ /         39.75           / /   40.75           / /   41.75           / /   42.75           / /   43.75
/ /         39.875          / /   40.875          / /   41.875          / /   42.875          / /   43.875

                    IF PORTIONS OF SHARE HOLDINGS ARE BEING
                        TENDERED AT MORE THAN ONE PRICE,
                  USE A SEPARATE NOTICE OF GUARANTEED DELIVERY
                           FOR EACH PRICE SPECIFIED.

--------------------------------------------------------------------------------

                                    ODD LOTS

    To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares.

    On the date hereof, the undersigned either (check one):

    / /  was the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

    / /  is a broker, dealer, commercial bank, trust company or other nominee that:

        (a)  is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder; and

        (b)  believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100
             Shares, and is tendering all of such Shares.

 In addition, the undersigned is tendering Shares either (check one):

    / /  at the Purchase Price (as defined in the Offer to Purchase), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

    / /  at the price per Share indicated above under "Price (In Dollars) Per Share At Which
         Shares Are Being Tendered" on this Notice of Guaranteed Delivery.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Please type or print
                                               SIGN HERE: ------------------------------

                                               Dated: -------------------------------, 2000
-------------------------------------------
 Certificate No.(s) (if available)

                                               If Shares will be tendered by book-entry
                                               transfer,
-------------------------------------------
 Name(s)                                       provide the following information:

                                               Account No.: -------------------------------
-------------------------------------------

-------------------------------------------

-------------------------------------------
 Address(es)

-------------------------------------------
 Area Code and Telephone Number

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS OF THE DATE HEREOF.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

Zip Code: ______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Dated: ___________________________________________________________________, 2000

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.